Exhibit 99.2

BeiGene Announces Acceptance of a Supplemental New Drug Application for Tislelizumab in Combination with Chemotherapy in First-Line Advanced Non-Squamous Non-Small Cell Lung Cancer in China
BEIJING, China and CAMBRIDGE, Mass., June 19, 2020 (GLOBE NEWSWIRE) -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer, today announced that the Center for Drug Evaluation (CDE) of the China National Medical Products Administration (NMPA) has accepted a supplemental new drug application (sNDA) of BeiGene’s anti-PD-1 antibody tislelizumab in combination with chemotherapy for first-line treatment of patients with advanced non-squamous non-small cell lung cancer (NSCLC).
“We are pleased to submit our second sNDA in first-line advanced NSCLC and the fourth potential indication for tislelizumab in China. We credit the continued momentum of our tislelizumab clinical program to the strong expertise of our teams and the support of clinicians and patients who participated in the trials. We have three additional Phase 3 trials for tislelizumab in lung cancer and we are looking forward to continuing to expand the label for tislelizumab in lung cancer and other indications,” commented Xiaobin Wu, Ph.D., General Manager of China and President of BeiGene. “Together with the previously accepted filing in patients with squamous histology, we look forward to continuing our dialogue with the CDE and to hope to bring this innovative treatment to hundreds of thousands of Chinese patients and families impacted by this devastating disease every year.”
The sNDA in non-squamous NSCLC is supported by clinical results from a Phase 3 trial of tislelizumab in combination with pemetrexed and platinum chemotherapy of investigator’s choice – either carboplatin or cisplatin – in patients with previously untreated stage IIIB or stage IV non-squamous NSCLC and with no EGFR mutations or ALK translocations (NCT03663205). A total of 334 patients were randomized 2:1 to receive tislelizumab in combination with chemotherapy or chemotherapy alone. As announced in April 2020, the trial met its primary endpoint of statistically significant improvement in progression-free survival (PFS), as assessed by independent review committee (IRC) in the pre-planned interim analysis. The safety profile of tislelizumab in combination with pemetrexed and platinum chemotherapy was consistent with the known risks of each study treatment, and no new safety signals were identified. Full results of the trial will be presented at an upcoming meeting.
About Non-Small Cell Lung Cancer
In contrast to most Western countries, where lung cancer death rates are decreasing, lung cancer incidence rates are still increasing in China.12 There were approximately 770,000 new cases of lung cancer in China in 2018, and it is the leading cause of cancer-related death in both men and women, with approximately 690,500 deaths in China in 2018.3 Non-small cell lung cancer comprises the most common form of lung cancer in China.4

About Tislelizumab
Tislelizumab (BGB-A317) is a humanized IgG4 anti-PD-1 monoclonal antibody specifically designed to minimize binding to FcγR on macrophages. In pre-clinical studies, binding to FcγR on macrophages has been shown to compromise the anti-tumor activity of PD-1 antibodies through activation of antibody-dependent macrophage-mediated killing of T effector cells. Tislelizumab is the first drug from BeiGene’s immuno-oncology biologics program and is being developed internationally as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers.
Tislelizumab is approved by the China National Medical Products Administration (NMPA) as a treatment for patients with classical Hodgkin’s lymphoma who received at least two prior therapies and for patients with locally advanced or metastatic urothelial carcinoma (UC) with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy.
In addition, the Center for Drug Evaluation (CDE) of the NMPA has accepted two supplemental new drug applications (sNDAs) for tislelizumab in combination with chemotherapy, one for first-line treatment of patients with advanced squamous non-small cell lung cancer (NSCLC) and the other for first-line treatment of patients with advanced non-squamous NSCLC.
Currently, 16 potentially registration-enabling clinical trials are being conducted in China and globally, including 12 Phase 3 trials and four pivotal Phase 2 trials.
Tislelizumab is not approved for use outside of China.
About Tislelizumab Clinical Program
Clinical trials of tislelizumab include:

•	Phase 3 trial in patients with locally advanced or metastatic urothelial carcinoma (NCT03967977);

•	Phase 3 trial comparing tislelizumab with docetaxel in the second- or third-line setting in patients with NSCLC (NCT03358875);

•	Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced squamous NSCLC (NCT03594747);

•	Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced non-squamous NSCLC (NCT03663205);

•	Phase 3 trial of tislelizumab in combination with platinum-based doublet chemotherapy as neoadjuvant treatment for patients with NSCLC (NCT04379635);

•	Phase 3 trial of tislelizumab combined with platinum and etoposide versus placebo combined with platinum and etoposide in patients with extensive-stage small cell lung cancer (NCT04005716);

•	Phase 3 trial comparing tislelizumab with sorafenib as first-line treatment for patients with hepatocellular carcinoma (HCC; NCT03412773);

•	Phase 2 trial in patients with previously treated unresectable HCC (NCT03419897);

•	Phase 3 trial comparing tislelizumab with chemotherapy as second-line treatment for patients with advanced esophageal squamous cell carcinoma (ESCC; NCT03430843);

•	Phase 3 trial of tislelizumab in combination with chemotherapy as first-line treatment for patients with ESCC (NCT03783442);

•	Phase 3 trial of tislelizumab versus placebo in combination with chemoradiotherapy in patients with localized ESCC (NCT03957590);

•	Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment for patients with gastric cancer (NCT03777657);

•	Phase 2 trial in patients with MSI-H/dMMR solid tumors (NCT03736889); and

•	Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment in patients with nasopharyngeal cancer (NCT03924986).
About BeiGene
BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 3,800+ employees in China, the United States, Australia, and Europe are committed to expediting the development of a diverse pipeline of novel therapeutics for cancer. We currently market two internally-discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s further advancement of, and anticipated clinical development, regulatory milestones and commercialization of tislelizumab, as well as the planned presentation of results from the a Phase 3 trial of tislelizumab in combination with pemetrexed and platinum chemotherapy of investigator’s choice – either carboplatin or cisplatin – in patients with previously untreated stage IIIB or stage IV non-squamous NSCLC and with no EGFR mutations or ALK translocations at an upcoming meeting. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor Contact
Craig West
+1 857-302-5189
ir@beigene.com
Media Contact
Liza Heapes or Vivian Ni
+1 857-302-5663 or +1 857-302-7596
media@beigene.com

1 Jemal A, Bray F, Center MM, et al. Global cancer statistics. CA Cancer J Clin 2011;61:69-90.
2 She J, Yang P, Hong Q, et al. Lung cancer in China: challenges and interventions. Chest 2013;143:1117-26.
3 Feng et al. Cancer Communications (2019) 39:22 https://doi.org/10.1186/s40880-019-0368-6.
4 Siegel R, DeSantis C, Virgo K, et al. Cancer treatment and survivorship statistics, 2012. CA Cancer J Clin 2012;62:220-41.

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